Exhibit 4.1

AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT

THIS AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT, dated as of May 22, 2008, is made between Angelica Corporation, a Missouri corporation (the "Company"), and Computershare Trust Company, N.A., as successor to UMB Bank, N.A. (the "Rights Agent").

WITNESSETH

WHEREAS, on August 27, 1998, the Company and the Rights Agent entered into a Rights Agreement (as amended, the "Rights Agreement") to provide certain Rights to holders of Common Stock;

WHEREAS, on August 29, 2006, the Company and the Rights Agent entered into Amendment No. 1 to the Rights Agreement, and on September 19, 2006, the Company and the Rights Agent entered into Amendment No. 2 to the Rights Agreement;

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Clothesline Holdings, Inc., a Delaware corporation ("Parent"), and Clothesline Acquisition Corporation, a Missouri corporation and wholly-owned subsidiary of Parent ("Merger Sub"), which provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), subject to shareholder and regulatory approval;

WHEREAS, Parent and Steel Partners II, L.P. ("Steel") intend to enter into a Voting Agreement (the "Voting Agreement") in connection with Merger Agreement, which provides, among other things, that Steel vote those shares of Company common stock its holds in favor of the Merger;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders and consistent with the objectives of the Board of Directors in adopting the Rights Agreement to amend the Rights Agreement to except the Merger Agreement and the Voting Agreement and the actions and transactions contemplated thereby and effected in connection therewith from the Rights Agreement;

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.           Subsection (a) of Section 1 is hereby amended by adding the following sentence at the end of subsection (a) of Section 1:

Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Clothesline Holdings, Inc., a Delaware corporation ("Parent"), or any of its Subsidiaries, Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the approval, execution, delivery or performance of (i) the Agreement and Plan of Merger, dated as of May 22, 2008 (as the same may be amended from time to time, the "Merger Agreement"), by and among Parent, Clothesline Acquisition Corporation, a Missouri corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, (ii) the Voting Agreement, dated as of May 22, 2008 between Parent and Steel Partners II, L.P. ("Steel"), or (iii) the consummation of any of the transactions contemplated by the Merger Agreement or the Voting Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the "Merger") or the announcement of any of the foregoing transactions.

2.           The definition of "Stock Acquisition Date" in Section 1(l) of the Rights Agreement is hereby amended by adding the following sentence at the end of Section 1(l):

Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement, the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

3.           Subsection (a) of Section 3 is hereby amended by adding the following sentence at the end subsection (a) of Section 3:

Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

4.           Section 29 of the Rights Agreement is hereby amended to add the following sentence at the end of Section 29:

Nothing in this Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, registered holders of the Common Stock) or any other Person any legal or equitable rights, remedies, or claims under this Agreement by virtue of the approval, execution, delivery or performance of the Merger Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions.

5.           A new Section 34 of the Rights Agreement is hereby added, reading in its entirety as follows:

This Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement).

6.           The Summary of Preferred Stock Purchase Rights which is attached as Exhibit C to the Rights Agreement is hereby amended to insert between the current thirteenth and fourteenth paragraphs a new paragraph which reads as follows:

Notwithstanding the above: (a) none of Clothesline Holdings, Inc., a Delaware corporation ("Parent"), or any of its Subsidiaries, Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the approval, execution, delivery or performance of (i) the Agreement and Plan of Merger, dated as of May 22, 2008 (as the same may be amended from time to time, the "Merger Agreement"), by and among Parent, Clothesline Acquisition Corporation, a Missouri corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, (ii) the Voting Agreement, dated as of May 22, 2008 between Parent and Steel Partners II, L.P. ("Steel"), or (iii) the consummation of any of the transactions contemplated by the Merger Agreement or the Voting Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the "Merger") or the announcement of any of the foregoing transactions; (b) a Stock Acquisition Date shall not be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions; (c) a Distribution Date shall not be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions; (d) nothing in the Rights Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, registered holders of the Common Stock) or any other Person any legal or equitable rights, remedies, or claims under the Rights Agreement by virtue of the approval, execution, delivery or performance of the Merger Agreement or the Voting Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreement, including without limitation, the Merger, or the announcement of any of the foregoing transactions; and (e) the Rights Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Rights Agreement to be duly executed as of the day and year first above written.

ANGELICA CORPORATION

By:                      /s/ Stephen M. O'Hara
Name:                 Stephen M. O'Hara
Title:                   President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:                      /s/ Kellie Gwinn
Name:                 Kellie Gwinn
Title:                   Vice President